All amounts in this report are unaudited. Hospitality Properties Trust Fourth Quarter 2016 Supplemental Operating and Financial Data Courtyard Camarillo, Camarillo, CA Operator: Marriott International, Inc. Guest Rooms: 130 Exhibit 99.2

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 TABLE OF CONTENT S TABLE OF CONTENTS PAGE CORPORATE INFORMATION 6 Company Profile 7,8 Investor Information 9 Research Coverage 10 FINANCIALS Key Financial Data 12 Consolidated Balance Sheets 13 Consolidated Statements of Income (Loss) 14 Notes to Consolidated Statements of Income (Loss) 15 Consolidated Statements of Cash Flows 16 Debt Summary 17 Debt Maturity Schedule 18 Leverage Ratios, Coverage Ratios and Public Debt Covenants 19 FF&E Reserve Escrows 20 Property Acquisition and Disposition Information Since January 1, 2016 21 Calculation of EBITDA and Adjusted EBITDA 22 Calculation of Funds from Operations (FFO) and Normalized FFO Available for Common Shareholders 23 Non-GAAP Financial Measures Definitions 24 OPERATING AGREEMENTS AND PORTFOLIO INFORMATION Portfolio by Operating Agreement and Manager 26 Portfolio by Brand 27 Operating Agreement Information 28-30 Operating Statistics by Hotel Operating Agreement and Manager 31 Coverage by Operating Agreement and Manager 32 2

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENT S 3 THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • OUR HOTEL MANAGERS’ OR TENANTS’ ABILITIES TO PAY THE CONTRACTUAL AMOUNTS OF RETURNS OR RENTS DUE TO US, • OUR ABILITY TO COMPETE FOR ACQUISITIONS EFFECTIVELY, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR INTENT TO MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES AND THE SUCCESS OF OUR HOTEL RENOVATION PROGRAM, • OUR ABILITY TO ENGAGE AND RETAIN QUALIFIED MANAGERS AND TENANTS FOR OUR HOTELS AND TRAVEL CENTERS ON SATISFACTORY TERMS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR CREDIT RATINGS, • THE ABILITY OF TRAVELCENTERS OF AMERICA LLC, OR TA, TO PAY CURRENT AND DEFERRED RENT AMOUNTS AND OTHER OBLIGATIONS DUE TO US, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR MANAGERS AND TENANTS, • COMPETITION WITHIN THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL, AND • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, TA, SONESTA INTERNATIONAL HOTELS CORPORATION, OR SONESTA, RMR INC., THE RMR GROUP LLC, OR RMR LLC, AIC AND OTHERS AFFILIATED WITH THEM. WARNING CONCERNING FORWARD LOOKING STATEMENTS

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 FO RW ARD LOOKING S TA TEMENTS (continued ) 4 FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS AND THE CAPITAL COSTS WE INCUR TO MAINTAIN OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON AND PREFERRED SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • THE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABILITIES. ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITIES, WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT. BECAUSE WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, THE FAILURE OF OUR MANAGERS OR TENANTS TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS, • AS OF DECEMBER 31, 2016, APPROXIMATELY 79% OF OUR AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM OUR MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. THE BALANCE OF OUR ANNUAL MINIMUM RETURNS AND RENTS AS OF DECEMBER 31, 2016 WAS NOT GUARANTEED NOR DO WE HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. WE CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF OUR PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER OUR MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO US, OR REGARDING OUR MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITY OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO US, • WE HAVE RECENTLY RENOVATED CERTAIN HOTELS AND ARE CURRENTLY RENOVATING ADDITIONAL HOTELS. WE EXPECT TO FUND APPROXIMATELY $63.2 MILLION FOR RENOVATIONS AND OTHER CAPITAL IMPROVEMENT COSTS AT OUR HOTELS DURING 2017. THE COST OF CAPITAL PROJECTS ASSOCIATED WITH SUCH RENOVATIONS MAY BE GREATER THAN WE NOW ANTICIPATE. WHILE OUR FUNDING OF THESE CAPITAL PROJECTS WILL CAUSE OUR CONTRACTUAL MINIMUM RETURNS TO INCREASE, THE HOTELS’ OPERATING RESULTS MAY NOT INCREASE OR MAY NOT INCREASE TO THE EXTENT THAT THE MINIMUM RETURNS INCREASE. ACCORDINGLY, COVERAGE OF OUR MINIMUM RETURNS AT THESE HOTELS MAY REMAIN DEPRESSED FOR AN EXTENDED PERIOD, • WE EXPECT TO PURCHASE FROM TA DURING 2017 UP TO $80.7 MILLION OF CAPITAL IMPROVEMENTS TA EXPECTS TO MAKE TO THE TRAVEL CENTERS WE LEASE TO TA. PURSUANT TO THE TERMS OF THE APPLICABLE LEASES, THE ANNUAL RENT PAYABLE TO US BY TA WILL INCREASE AS A RESULT OF ANY SUCH PURCHASES. WE MAY ULTIMATELY PURCHASE MORE OR LESS THAN THIS BUDGETED AMOUNT. TA MAY NOT REALIZE RESULTS FROM ANY OF THESE CAPITAL IMPROVEMENTS WHICH EQUAL OR EXCEED THE INCREASED ANNUAL RENTS IT WILL BE OBLIGATED TO PAY TO US, WHICH COULD INCREASE THE RISK OF TA BEING UNABLE TO PAY AMOUNTS DUE TO US, • HOTEL ROOM DEMAND AND TRUCKING ACTIVITY ARE OFTEN REFLECTIONS OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY AND IN THE GEOGRAPHICAL AREAS WHERE OUR HOTELS ARE LOCATED. IF ECONOMIC ACTIVITY IN THE COUNTRY DECLINES, HOTEL ROOM DEMAND AND TRUCKING ACTIVITY MAY DECLINE AND THE OPERATING RESULTS OF OUR HOTELS AND TRAVEL CENTERS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL MANAGERS AND OUR TENANTS, INCLUDING TA, MAY SUFFER AND THESE MANAGERS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS. ALSO, DEPRESSED OPERATING RESULTS FROM OUR PROPERTIES FOR EXTENDED PERIODS MAY RESULT IN THE OPERATORS OF SOME OR ALL OF OUR HOTELS AND OUR TRAVEL CENTERS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES AND SECURITY DEPOSITS WE HOLD MAY BE EXHAUSTED, • HOTEL SUPPLY GROWTH HAS BEEN INCREASING AND MAY AFFECT OUR OPERATORS' ABILITY TO GROW ADR AND OCCUPANCY AND ADR AND OCCUPANCY COULD DECLINE DUE TO INCREASED COMPETITION WHICH MAY CAUSE OUR OPERATORS TO BECOME UNABLE TO PAY OUR RETURNS OR RENTS, • IF THE CURRENT LEVEL OF COMMERCIAL ACTIVITY IN THE COUNTRY DECLINES, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY, IF FUEL CONSERVATION MEASURES ARE INCREASED, IF FREIGHT BUSINESS IS DIRECTED AWAY FROM TRUCKING, IF TA IS UNABLE TO EFFECTIVELY COMPETE OR OPERATE ITS BUSINESS, IF FUEL EFFICIENCIES, THE USE OF ALTERNATIVE FUELS OR TRANSPORTATION TECHNOLOGIES REDUCE THE DEMAND FOR PRODUCTS AND SERVICES TA SELLS OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY CURRENT AND DEFERRED RENTS DUE TO US, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES THAT GENERATE RETURNS OR CAN BE LEASED FOR RENTS WHICH EXCEED OUR OPERATING AND CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES, • WE HAVE AGREED TO ACQUIRE FROM AND LEASE BACK TO TA A TRAVEL CENTER WHICH TA IS DEVELOPING. WE AGREED TO PURCHASE THIS PROPERTY AT TA’S COST (INCLUDING HISTORICAL LAND COST) UP TO $29.0 MILLION IF THE DEVELOPMENT IS SUBSTANTIALLY COMPLETED PRIOR TO JUNE 30, 2017. TA HAS BEGUN CONSTRUCTION AT THIS TRAVEL CENTER AND WE EXPECT THAT OUR ACQUISITION OF THIS NEW TRAVEL CENTER WILL BE COMPLETED BEFORE JUNE 30, 2017. HOWEVER. IT IS DIFFICULT TO ESTIMATE THE COST AND TIMING TO DEVELOP A NEW TRAVEL CENTER. CONSTRUCTION OF THE NEW TRAVEL CENTER MAY BE DELAYED FOR VARIOUS REASONS SUCH AS LABOR STRIFE, WEATHER CONDITIONS, THE UNAVAILABILITY OF CONSTRUCTION MATERIALS, ETC. THE PURCHASE AND LEASE BACK OF THIS TRAVEL CENTER MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF THE TRANSACTION MAY CHANGE, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES AND ANY RELATED MANAGEMENT ARRANGEMENTS WE MAY EXPECT TO ENTER INTO MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS OR ARRANGEMENTS MAY CHANGE,

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 FO RW ARD LOOKING S TA TEMENTS (continued ) 5 • AT DECEMBER 31, 2016, WE HAD $10.9 MILLION OF CASH AND CASH EQUIVALENTS, $809.0 MILLION AVAILABLE UNDER OUR $1.0 BILLION REVOLVING CREDIT FACILITY AND SECURITY DEPOSITS AND GUARANTEES COVERING SOME OF OUR MINIMUM RETURNS AND RENTS. THESE STATEMENTS MAY IMPLY THAT WE HAVE ABUNDANT WORKING CAPITAL AND LIQUIDITY. HOWEVER, OUR MANAGERS AND TENANTS MAY NOT BE ABLE TO FUND MINIMUM RETURNS AND RENTS DUE TO US FROM OPERATING OUR PROPERTIES OR FROM OTHER RESOURCES; IN THE PAST AND CURRENTLY, CERTAIN OF OUR TENANTS AND HOTEL MANAGERS HAVE IN FACT NOT PAID THE MINIMUM AMOUNTS DUE TO US FROM THEIR OPERATIONS OF OUR LEASED OR MANAGED PROPERTIES. ALSO, CERTAIN OF THE SECURITY DEPOSITS AND GUARANTEES WE HAVE TO COVER ANY SUCH SHORTFALLS ARE LIMITED IN AMOUNT AND DURATION, AND ANY SECURITY DEPOSITS WE APPLY FOR SUCH SHORTFALLS DO NOT RESULT IN ADDITIONAL CASH FLOWS TO US. FURTHER, OUR PROPERTIES REQUIRE, AND WE HAVE AGREED TO PROVIDE, SIGNIFICANT FUNDING FOR CAPITAL IMPROVEMENTS, RENOVATIONS AND OTHER MATTERS. ACCORDINGLY, WE MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR LIQUIDITY, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN MAY BE INCREASED TO UP TO $2.3 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS.  FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS.  HOWEVER, THOSE AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES.  ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS OR FOR SHORTER TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., TA, SONESTA, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • MARRIOTT HAS NOTIFIED US THAT IT DOES NOT INTEND TO EXTEND ITS LEASE FOR OUR RESORT HOTEL ON KAUAI, HAWAII WHEN THAT LEASE EXPIRES ON DECEMBER 31, 2019 AND WE INTEND TO HAVE DISCUSSIONS WITH MARRIOTT ABOUT THE FUTURE OF THIS HOTEL. THESE STATEMENTS MAY IMPLY THAT MARRIOTT WILL NOT OPERATE THIS HOTEL IN THE FUTURE OR THAT WE MAY RECEIVE LESS CASH FLOW FROM THIS HOTEL IN THE FUTURE. OUR DISCUSSIONS WITH MARRIOTT HAVE ONLY RECENTLY BEGUN. AT THIS TIME WE CANNOT PREDICT HOW OUR DISCUSSIONS WITH MARRIOTT WILL IMPACT THE FUTURE OF THIS HOTEL. FOR EXAMPLE, THIS HOTEL MAY CONTINUE TO BE OPERATED BY MARRIOTT ON DIFFERENT CONTRACT TERMS THAN THE CURRENT LEASE, WE MAY IDENTIFY A DIFFERENT OPERATOR FOR THIS HOTEL, OR THE CASH FLOW WHICH WE RECEIVE FROM OUR OWNERSHIP OF THIS HOTEL MAY BE DIFFERENT THAN THE RENT WE NOW RECEIVE. ALSO, ALTHOUGH THE CURRENT LEASE EXPIRES ON DECEMBER 31, 2019, WE AND MARRIOTT MAY AGREE UPON A DIFFERENT TERMINATION DATE, AND • WE HAVE ADVISED MORGANS THAT THE CLOSING OF ITS MERGER WITH SBE ENTERTAINMENT GROUP, LLC, OR SBE, WAS IN VIOLATION OF OUR MORGANS AGREEMENT, AND WE HAVE FILED AN ACTION FOR UNLAWFUL DETAINER AGAINST MORGANS AND SBE TO COMPEL MORGANS AND SBE TO SURRENDER POSSESSION OF THE SAN FRANCISCO HOTEL WHICH MORGANS HISTORICALLY LEASED FROM US, AND WE ARE CURRENTLY ENGAGED IN DISCUSSIONS WITH MORGANS AND SBE REGARDING THIS MATTER. THE OUTCOME OF THIS PENDING LITIGATION AND OF OUR DISCUSSIONS WITH MORGANS AND SBE IS NOT ASSURED BUT WE BELIEVE THAT MORGANS MAY SURRENDER POSSESSION OF THIS HOTEL OR THAT THE COURT WILL DETERMINE THAT MORGANS AND SBE HAVE BREACHED THE HISTORICAL LEASE. WE ALSO BELIEVE THAT THIS HOTEL MAY REQUIRE SUBSTANTIAL CAPITAL INVESTMENT TO REMAIN COMPETITIVE IN ITS MARKET. THE CONTINUATION OF OUR DISPUTE WITH MORGANS AND SBE REQUIRES US TO EXPEND LEGAL FEES AND THE RESULT OF THIS DISPUTE MAY CAUSE US SOME LOSS OF RENT AT LEAST UNTIL THIS HOTEL MAY BE RENOVATED AND PROPERLY OPERATED. LITIGATION AND DISPUTES WITH TENANTS OFTEN PRODUCE UNEXPECTED RESULTS AND WE CAN PROVIDE NO ASSURANCE REGARDING THE RESULTS OF THIS DISPUTE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR MANAGERS’ OR TENANTS’ REVENUES OR EXPENSES, CHANGES IN OUR MANAGERS’ OR TENANTS’ FINANCIAL CONDITIONS, THE MARKET DEMAND FOR HOTEL ROOMS OR FUEL OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.  THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 CORPORATE INFORMATION Courtyard Irvine Spectrum/Orange County, Laguna Hills, CA Operator: Marriott International Inc. Guest Rooms: 136

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 COM PAN Y PROFIL E 7 COMPANY PROFILE Hospitality Properties Trust, or HPT, we, our, or us, is a real estate investment trust, or REIT. As of December 31, 2016, we owned 306 hotels and 198 travel centers located in 45 states, Puerto Rico and Canada. Our properties are operated by other companies under long term management or lease agreements. We have been investment grade rated since 1998 and we are currently included in a number of financial indices, including the S&P MidCap 400 Index, the Russell 1000 Index, the MSCI U.S. REIT Index, the FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index. The Company: Management: HPT is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly owned real estate investment trusts, or REITs, and three real estate related operating businesses. In addition to managing HPT, RMR manages Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, Select Income REIT, a REIT that is focused on owning and investing in single tenant properties, and Government Properties Income Trust, a REIT that primarily owns properties leased to the U.S. and state governments. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System (including all the travel centers that HPT owns), convenience stores and restaurants, Five Star Quality Care, Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels (including some of the hotels that HPT owns) and cruise ships. RMR also manages publicly traded securities of real estate companies and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of December 31, 2016, RMR had $27.2 billion of real estate assets under management and the combined RMR managed companies had approximately $11 billion of annual revenues, over 1,400 properties and more than 53,000 employees. We believe that being managed by RMR is a competitive advantage for HPT because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services. Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 964-8389 (f) (617) 969-5730 Stock Exchange Listing: Nasdaq Trading Symbols: Common Shares: HPT Senior Unsecured Debt Ratings: Standard & Poor's: BBB- Moody's: Baa2 Key Data (as of December 31, 2016) (dollars in 000s) Total Properties 504 Hotels: 306 Travel centers: 198 Number of Rooms/Suites 46,583 Q4 2016 total revenues $ 479,278 Q4 2016 net income available for common shareholders $ 58,020 Q4 2016 Normalized FFO (1) $ 93,380 (1) See pages 23-24 for the calculation of FFO and Normalized FFO and a reconciliation of these amounts from net income available for common shareholders, determined in accordance with U.S. generally accepted accounting principles, or GAAP.

COMPANY PROFILE (continued)

COMPANY PROFILE

Operating Statistics by Operating Agreement (as of 12/31/16) (dollars in thousands):

Operating Agreement [(1)]	Number of Properties	Number of Rooms / Suites	Annualized Minimum Return / Rent [(2)]	Percent of Total Minimum Return / Rent	Coverage [(3)] Q4	Coverage [(3)] LTM	RevPAR Change Q4	RevPAR Change LTM
Marriott (No. 1)	53	7,610	$ 68,636	9%	1.01x	1.37x	(1.5)%	1.9 %
Marriott (No. 234)	68	9,120	106,360	13%	0.95x	1.14x	1.5 %	3.5 %
Marriott (No. 5)	1	356	10,116	1%	0.66x	0.74x	1.6 %	6.9 %
Subtotal / Average Marriott	122	17,086	185,112	23%	0.96x	1.20x	0.3 %	3.0 %
InterContinental	94	14,403	161,789	21%	1.04x	1.21x	0.2 %	2.6 %
Sonesta	34	6,329	90,171	11%	0.40x	0.70x	2.2 %	1.6 %
Wyndham	22	3,579	28,404	4%	0.67x	0.90x	0.8 %	3.2 %
Hyatt	22	2,724	22,037	3%	0.94x	1.16x	(0.5)%	3.8 %
Carlson	11	2,090	12,920	2%	0.93x	1.29x	0.3 %	0.5 %
Morgans	1	372	7,595	1%	0.67x	1.01x	(8.0%)	(0.9)%
Subtotal / Average Hotels	306	46,583	508,028	65%	0.86x	1.10x	0.3 %	2.5 %
TA (No. 1)	40	N/A	51,435	6%	1.56x	1.64x	N/A	N/A
TA (No. 2)	40	N/A	52,327	7%	1.51x	1.52x	N/A	N/A
TA (No. 3)	39	N/A	52,665	7%	1.47x	1.57x	N/A	N/A
TA (No. 4)	39	N/A	50,117	6%	1.46x	1.55x	N/A	N/A
TA (No. 5)	40	N/A	67,573	9%	1.56x	1.58x	N/A	N/A
Subtotal TA	198	N/A	274,117	35%	1.51x	1.57x	N/A	N/A
Total / Average	504	46,583	$ 782,145	100%	1.09x	1.26x	0.3 %	2.5 %

(1) See pages 28 through 30 for additional information regarding each of our operating agreements.

(2) Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to recognize rental income on a straight line basis in accordance with GAAP.

(3) We define coverage as combined total property level revenues minus all property level expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to us (which data is provided to us by our managers or tenants), divided by the minimum return or minimum rent payments due to us. Coverage amounts for our agreement with InterContinental Hotels Group, plc, or InterContinental, and our Sonesta and TA Nos. 1, 2, 3 and 4 agreements include data for periods prior to our ownership of certain hotels and travel centers.

(4) RevPAR is defined as hotel room revenue per day per available room. RevPAR change is the RevPAR percentage change in the period ended December 31, 2016 over the comparable year earlier period. RevPAR amounts for our Sonesta and InterContinental agreements include data for periods prior to our ownership of certain hotels.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
8

INVESTOR INFORMATION

INVESTOR INFORMATION

Board of Trustees

Donna D. Fraiche
Independent Trustee

John L. Harrington
Lead Independent Trustee

William A. Lamkin
Independent Trustee

Adam D. Portnoy
Managing Trustee

Barry M. Portnoy
Managing Trustee

Senior Management

John G. Murray
President and Chief Operating Officer

Mark L. Kleifges
Chief Financial Officer and Treasurer

Ethan S. Bornstein
Senior Vice President

Contact Information

Investor Relations
Hospitality Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 964-8389
(f) (617) 969-5730
(email) info@hptreit.com
(website) www.hptreit.com

Inquiries
Financial inquiries should be directed to Mark L. Kleifges, Chief Financial Officer and Treasurer, at (617) 964-8389 or mkleifges@rmrgroup.com.

Investor and media inquiries should be directed to Katie Strohacker, Senior Director, Investor Relations at (617) 796-8232, or kstrohacker@rmrgroup.com

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
9

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Baird
Michael Bellisario
(414) 298-6130
mbellisario@rwbaird.com

Canaccord Genuity
Ryan Meliker
(212) 389-8094
rmeliker@canaccordgenuity.com

FBR & Co.
Bryan Maher
(646) 885-5423
bmaher@fbr.com

Janney Montgomery Scott
Tyler Batory
(215) 665-4448
tbatory@janney.com

JMP Securities
Whitney Stevenson
(415) 835-8948
wstevenson@jmpsecurities.com

Stifel Nicolaus
Simon Yarmak
(443) 224-1345
yarmaks@stifel.com

Wells Fargo Securities
Jeffrey Donnelly
(617) 603-4262
jeff.donnelly@wellsfargo.com

Debt Research Coverage

Credit Suisse
John Giordano
(212) 538-4935
john.giordano@credit-suisse.com

Wells Fargo Securities
Thierry Perrein
(704) 715-8455
thierry.perrein@wellsfargo.com

Rating Agencies

Moody's Investors Service
Griselda Bisono
(212) 553-4985
griselda.bisono@moodys.com

Standard & Poor's
Michael Souers
(212) 438-2508
michael.souers@standardandpoors.com

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding HPT's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management. HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
10

All amounts in this report are unaudited. Hospitality Properties Trust Fourth Quarter 2016 Supplemental Operating and Financial Data Courtyard Camarillo, Camarillo, CA Operator: Marriott International, Inc. Guest Rooms: 130 FINANCIALS Sonesta ES Suites, Princeton, NJ Operator: Sonesta International Hotels Corp. Guest Rooms: 124

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(amounts in thousands, except per share data)

	As of and For the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Selected Balance Sheet Data:					
Total gross assets [1]	$ 9,146,684	$ 9,022,459	$ 8,970,599	$ 8,822,206	$ 8,611,932
Total assets	$ 6,634,228	$ 6,586,132	$ 6,609,335	$ 6,532,140	$ 6,394,797
Total liabilities	$ 3,504,839	$ 3,434,634	$ 3,814,829	$ 3,731,279	$ 3,582,715
Total shareholders' equity	$ 3,129,389	$ 3,151,498	$ 2,794,506	$ 2,800,861	$ 2,812,082
Selected Income Statement Data:					
Total revenues	$ 479,278	$ 543,516	$ 550,299	$ 474,118	$ 467,440
Net income (loss) available for common shareholders [2]	$ 58,020	$ 46,646	$ 50,895	$ 46,885	$ (24,660)
Adjusted EBITDA [3] [5]	$ 136,989	$ 210,514	$ 215,608	$ 187,703	$ 123,729
Funds from operations (FFO) available for common shareholders [2] [4]	$ 149,170	$ 136,785	$ 139,677	$ 134,156	$ 61,304
Normalized FFO available for common shareholders [4] [5]	$ 93,380	$ 162,135	$ 165,714	$ 140,154	$ 81,083
Per Share Data:					
Net income (loss) available for common shareholders (basic and diluted) [2]	$ 0.35	$ 0.30	$ 0.34	$ 0.31	$ (0.16)
FFO available for common shareholders (basic and diluted) [2] [4]	$ 0.91	$ 0.87	$ 0.92	$ 0.89	$ 0.40
Normalized FFO available for common shareholders (basic and diluted) [4] [5]	$ 0.57	$ 1.03	$ 1.09	$ 0.93	$ 0.54
Dividend Data:					
Annualized dividends paid per share during the period [6]	$ 2.04	$ 2.04	$ 2.04	$ 2.00	$ 2.00
Annualized dividend yield (at end of period) [6]	6.4%	6.9%	7.1%	7.5%	7.6%
Normalized FFO available for common shareholders payout ratio [4] [5] [6]	89.5%	49.5%	46.6%	53.8%	93.4%

(1) Total gross assets is total assets plus accumulated depreciation.

(2) Net income (loss) available for common shareholders and FFO available for common shareholders for the three months ended December 31, 2016 include the reversal of $3,865, or $0.02 per share, of previously accrued business management incentive fee expense. Net income (loss) available for common shareholders and FFO available for common shareholders for the three months ended December 31, 2015 include a $36,773, or $0.24 per share, non-cash loss on the distribution of RMR common stock to our shareholders on December 14, 2015.

(3) See page 22 for the calculation of EBITDA and Adjusted EBITDA and a reconciliation of these amounts to net income (loss) determined in accordance with GAAP.

(4) See page 23 for the calculation of FFO available for common shareholders and Normalized FFO available for common shareholders and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to these amounts.

(5) Adjusted EBITDA and Normalized FFO available for common shareholders for the three months ended December 31, 2016 and 2015 include $52,407, or $0.34 per share, and $62,263, or $0.41 per share, respectively, of business management incentive fee expense.

(6) Annualized dividends paid per share for the three months ended December 31, 2015 excludes a $0.1974 per common share non-cash distribution of RMR common stock we made to our shareholders on December 14, 2015. Annualized dividend yield is the annualized dividend paid during the period (excluding the non-cash distribution noted above) divided by the closing price at the end of the period.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
12

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 CONSOLID ATED BALANCE SHEET S 13 CONSOLIDATED BALANCE SHEETS (dollar amounts in thousands, except per share data) As of December 31, 2016 2015 ASSETS Real estate properties: Land $ 1,563,263 $ 1,525,637 Buildings, improvements and equipment 7,152,458 6,736,135 Total real estate properties, gross 8,715,721 8,261,772 Accumulated depreciation (2,512,456) (2,217,135) Total real estate properties, net 6,203,265 6,044,637 Cash and cash equivalents 10,896 13,682 Restricted cash (FF&E reserve escrow) 60,456 51,211 Due from related persons 65,332 50,987 Other assets, net 294,279 234,280 Total assets $ 6,634,228 $ 6,394,797 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured revolving credit facility $ 191,000 $ 465,000 Unsecured term loan, net 398,421 397,756 Senior unsecured notes, net 2,565,908 2,403,439 Convertible senior unsecured notes 8,478 8,478 Security deposits 89,338 53,579 Accounts payable and other liabilities 188,053 179,783 Due to related persons 58,475 69,514 Dividends payable 5,166 5,166 Total liabilities 3,504,839 3,582,715 Commitments and contingencies Shareholders' equity: Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized: Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000 280,107 280,107 Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,268,199 and 151,547,288 shares issued and outstanding, respectively 1,643 1,515 Additional paid in capital 4,539,673 4,165,911 Cumulative net income 3,104,767 2,881,657 Cumulative other comprehensive income (loss) 39,583 (15,523) Cumulative preferred distributions (341,977) (321,313) Cumulative common distributions (4,494,407) (4,180,272) Total shareholders' equity 3,129,389 2,812,082 Total liabilities and shareholders' equity $ 6,634,228 $ 6,394,797

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 CONSOLID ATED S TA TEMENTS OF INCOME (LOSS ) 14 CONSOLIDATED STATEMENTS OF INCOME (LOSS) (amounts in thousands, except per share data) For the Three Months Ended December 31, For the Year Ended December 31, 2016 2015 2016 2015 Revenues: Hotel operating revenues (1) $ 397,740 $ 390,910 $ 1,730,326 $ 1,634,654 Rental income (2) 80,547 75,554 312,377 283,115 FF&E reserve income (3) 991 976 4,508 4,135 Total revenues 479,278 467,440 2,047,211 1,921,904 Expenses: Hotel operating expenses (1) 279,299 273,292 1,202,538 1,143,981 Depreciation and amortization 91,150 85,964 357,342 329,776 General and administrative (4) 7,978 56,017 99,105 109,837 Acquisition related costs (5) 482 389 1,367 2,375 Total expenses 378,909 415,662 1,660,352 1,585,969 Operating income 100,369 51,778 386,859 335,935 Dividend income 626 2,640 2,001 2,640 Interest income 47 12 274 44 Interest expense (including amortization of debt issuance costs and debt discounts of $2,036, $1,476, $8,151 and $5,849, respectively) (37,349) (36,980) (161,913) (144,898) Loss on distribution to common shareholders of The RMR Group Inc. common stock (6) — (36,773) — (36,773) Loss on early extinguishment of debt (7) — — (228) — Income (loss) before income taxes, equity in earnings (losses) of an investee and gain on sale of real estate 63,693 (19,323) 226,993 156,948 Income tax expense (537) (121) (4,020) (1,566) Equity in earnings (losses) of an investee 30 (50) 137 21 Income (loss) before gain on sale of real estate 63,186 (19,494) 223,110 155,403 Gain on sale of real estate (8) — — — 11,015 Net income (loss) 63,186 (19,494) 223,110 166,418 Preferred distributions (5,166) (5,166) (20,664) (20,664) Net income (loss) available for common shareholders $ 58,020 $ (24,660) $ 202,446 $ 145,754 Weighted average common shares outstanding (basic) $ 164,120 $ 151,400 $ 156,062 $ 150,709 Weighted average common shares outstanding (diluted) $ 164,128 $ 151,400 $ 156,088 $ 151,002 Net income (loss) available for common shareholders per common share (basic and diluted) $ 0.35 $ (0.16) $ 1.30 $ 0.97 See Notes to Consolidated Statements of Income (Loss) on page 15.

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 NOTES TO CONSOLID ATED S TA TEMENTS OF INCOME (LOSS ) 15 NOTES TO CONSOLIDATED STATEMENTS OF INCOME (LOSS) (dollar amounts in thousands, except per share data) (1) At December 31, 2016, we owned 306 hotels; 303 of these hotels were managed by hotel operating companies and three hotels were leased to hotel operating companies. At December 31, 2016, we also owned 198 travel centers; all 198 of these travel centers were leased to a travel center operating company under five lease agreements. Our consolidated statements of income (loss) include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers. Certain of our managed hotels had net operating results that were, in the aggregate, $17,751 and $13,597 less than the minimum returns due to us in the three months ended December 31, 2016 and 2015, respectively, and $28,421 and $28,644 less than the minimum returns due to us in the years ended December 31, 2016 and 2015, respectively. When the managers of these hotels fund the shortfalls under the terms of our operating agreements or their guarantees, we reflect such fundings (including security deposit applications) in our consolidated statements of income (loss) as a reduction of hotel operating expenses. Hotel operating expenses were reduced by $3,860 and $2,002 in the three months ended December 31, 2016 and 2015, respectively, and reduced by $2,918 and $2,574 in the years ended December 31, 2016 and 2015, respectively, as a result of such fundings. We had shortfalls at certain of our managed hotel portfolios not funded by the managers of these hotels under the terms of our operating agreements of $13,476 and $11,595 in the three months ended December 31, 2016 and 2015, respectively, and $25,503 and $26,070 in the years ended December 31, 2016 and 2015, respectively, which represent the unguaranteed portions of our minimum returns from Sonesta. Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $2,309 and $4,971 more than the minimum returns due to us in the three months ended December 31, 2016 and 2015, respectively, and $81,227 and $68,597 more than the minimum returns due to us in the years ended December 31, 2016 and 2015, respectively. Certain of our guarantees and our security deposits may be replenished by a share of these excess cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements or their guarantees. When these guarantees and security deposits are replenished by cash flows from hotel operations, we reflect such replenishments in our consolidated statements of income (loss) as an increase to hotel operating expenses.  Hotel operating expenses were increased by $1,784 and $404 in the three months ended December 31, 2016 and 2015, respectively, and $34,148 and $27,231 in the years ended December 31, 2016 and 2015, respectively, as a result of such replenishments.  (2) Rental income includes $3,193 and $3,760 in the three months ended December 31, 2016 and 2015, respectively, and $13,570 and $9,568 in the years ended December 31, 2016 and 2015, respectively, of adjustments necessary to record scheduled rent increases under certain of our leases, the deferred rent obligations under our travel center leases and the estimated future payments to us under our travel center leases for the cost of removing underground storage tanks on a straight line basis. Rental income includes $1,303 and zero in the three months ended December 31, 2016 and 2015, respectively, and $1,303 and $2,048 in the years ended December 31, 2016 and December 31, 2015, respectively, of percentage rental income. (3) Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. We report deposits by our tenants into the escrow accounts under our three hotel leases as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income. (4) Incentive fees under our business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the actual business management incentive fee expense amount for the year, if any, is determined. Net income (loss) includes the reversal of $3,865 of previously accrued estimated business management incentive fees and $44,880 of business management incentive fee expense in the three months ended December 31, 2016 and 2015, respectively, and $52,407 and $62,263 of business management incentive fee expense in the years ended December 31, 2016 and 2015, respectively. (5) Represents costs associated with our acquisition activities. (6) We recorded a $36,773 non-cash loss on the distribution of RMR common stock we made to our shareholders in the fourth quarter of 2015 as a result of the closing price of RMR common stock being lower than our carrying amount per share on December 14, 2015, the day we distributed RMR common stock to our shareholders. (7) We recorded losses of $228 on early extinguishment of debt in the year ended December 31, 2016 in connection with the redemptions of certain senior unsecured notes. (8) We recorded an $11,015 gain on sale of real estate in the year ended December 31, 2015 in connection with the sale of five travel centers.

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 CONSOLID ATED S TA TEMENTS OF CASH FLOW S 16 CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) For the Year Ended December 31, 2016 2015 Cash flows from operating activities: Net income $ 223,110 $ 166,418 Adjustments to reconcile net income to cash provided by operating activities: Depreciation and amortization 357,342 329,776 Amortization of debt issuance costs and debt discounts as interest 8,151 5,849 Straight line rental income (13,570) (9,568) Security deposits received or replenished 35,759 20,501 FF&E reserve income and deposits (73,956) (67,967) Loss on early extinguishment of debt 228 — Loss on distribution to common shareholders of The RMR Group Inc. common stock — 36,773 Equity in earnings of an investee (137) (21) Gain on sale of real estate — (11,015) Deferred income taxes 9 (69) Other non-cash (income) expense, net (3,250) (364) Changes in assets and liabilities: Due from related persons (1,213) (2,106) Other assets (190) 246 Accounts payable and other liabilities 8,752 362 Due to related persons (8,515) 62,078 Net cash provided by operating activities 532,520 530,893 Cash flows from investing activities: Real estate acquisitions and deposits (262,955) (449,882) Real estate improvements (187,652) (180,703) FF&E reserve escrow fundings (3,749) (7,299) Investment in The RMR Group Inc. — (15,955) Net cash used in investing activities (454,356) (653,839) Cash flows from financing activities: Proceeds from issuance of common shares, net 371,956 — Proceeds from issuance of senior unsecured notes, net of discounts 737,612 — Repayment of senior unsecured notes (575,000) — Borrowings under unsecured revolving credit facility 764,000 702,000 Repayments of unsecured revolving credit facility (1,038,000) (255,000) Payment of debt issuance costs (6,106) (1,157) Repurchase of common shares (613) (418) Distributions to preferred shareholders (20,664) (20,664) Distributions to common shareholders (314,135) (299,967) Net cash (used in) provided by financing activities (80,950) 124,794 Increase (decrease) in cash and cash equivalents (2,786) 1,848 Cash and cash equivalents at beginning of year 13,682 11,834 Cash and cash equivalents at end of year $ 10,896 $ 13,682 Supplemental cash flow information: Cash paid for interest $ 146,399 $ 138,892 Cash paid for income taxes 2,727 2,444 Non-cash investing activities: Hotel managers’ deposits in FF&E reserve $ 74,876 $ 67,381 Hotel managers’ purchases with FF&E reserve (69,380) (57,451) Investment in The RMR Group Inc. paid in common shares — 43,285 Real estate acquisitions — (45,042) Sales of real estate — 45,042 Non-cash financing activities Distribution to common shareholders of The RMR Group Inc. common stock — (29,911)

DEBT SUMMARY

DEBT SUMMARY

As of December 31, 2016
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:					
$1,000,000 unsecured revolving credit facility (1)(2)	1.870%	$ 191,000	7/15/18	$ 191,000	1.5
$400,000 unsecured term loan (2)(3)	1.817%	400,000	4/15/19	$ 400,000	2.2
Subtotal / weighted average	1.831%	$ 591,000		$ 591,000	2.0
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2018	6.700%	350,000	1/15/18	350,000	1.0
Senior unsecured notes due 2021	4.250%	400,000	2/15/21	400,000	4.2
Senior unsecured notes due 2022	5.000%	500,000	8/15/22	500,000	5.6
Senior unsecured notes due 2023	4.500%	300,000	6/15/23	300,000	6.4
Senior unsecured notes due 2024	4.650%	350,000	3/15/24	350,000	7.2
Senior unsecured notes due 2025	4.500%	350,000	3/15/25	350,000	8.2
Senior unsecured notes due 2026	5.250%	350,000	2/15/26	350,000	9.2
Convertible senior unsecured notes due 2027	3.800%	8,478	3/15/27 (4)	8,478	10.2
Subtotal / weighted average	4.971%	$ 2,608,478		$ 2,608,478	5.9
Total / weighted average (5)	4.424%	$ 3,199,478		$ 3,199,478	5.2

(1) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 110 basis points. We also pay a facility fee of 20 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed above is as of December 31, 2016. Subject to meeting conditions and payment of a fee, we may extend the maturity date to July 15, 2019.

(2) The maximum borrowing availability under our revolving credit facility and term loan combined may be increased to up to $2,300,000 on certain terms and conditions.

(3) We are required to pay interest on the amount outstanding under our term loan at a rate of LIBOR plus a premium of 120 basis points, subject to adjustment based on changes to our credit ratings. The interest rate listed above is as of December 31, 2016. Our term loan is prepayable without penalty at any time.

(4) Our 3.8% convertible senior unsecured notes due 2027 are convertible, if certain conditions are met (including certain changes in control). Upon conversion, the holder of notes is entitled to receive cash in an amount equal to the principal amount of the notes and, to the extent the market price of our common shares then exceeds the conversion price of $49.70 per share, subject to adjustment, at our option either cash or our common shares valued based on such market price for such excess amount. Holders of our outstanding convertible senior unsecured notes may require us to repurchase all or a portion of the notes on March 15, 2017 and March 15, 2022, or upon the occurrence of certain change in control events.

(5) Our total debt as of December 31, 2016, net of unamortized discounts and certain issuance costs totaling $35,671, was $3,163,807.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016

17

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE

As of December 31, 2016
(dollars in thousands)

Year	Unsecured Floating Rate Debt	Unsecured Fixed Rate Debt	Total (4)
2017	$ —	$ —	$ —
2018	191,000 (1)	350,000	541,000
2019	400,000 (2)	—	400,000
2021	—	400,000	400,000
2022	—	500,000	500,000
2023	—	300,000	300,000
2024	—	350,000	350,000
2025	—	350,000	350,000
2026	—	350,000	350,000
2027	—	8,478 (3)	8,478
	$ 591,000	$ 2,608,478	$ 3,199,478
Percent of total debt	18.5%	81.5%	100%

(1) Represents amounts outstanding under our $1,000,000 revolving credit facility at December 31, 2016. Subject to meeting conditions and payment of a fee, we may extend the maturity date to July 15, 2019.

(2) Represents amounts outstanding on our term loan at December 31, 2016. Our term loan is prepayable without penalty at any time.

(3) Our 3.8% convertible senior unsecured notes due 2027 are convertible, if certain conditions are met (including certain changes in control). Upon conversion, the holder of notes is entitled to receive cash in an amount equal to the principal amount of the notes and, to the extent the market price of our common shares then exceeds the conversion price of $49.70 per share, subject to adjustment, at our option either cash or our common shares valued based on such market price for such excess amount. Holders of our outstanding convertible senior unsecured notes may require us to repurchase all or a portion of the notes on March 15, 2017 and March 15, 2022, or upon the occurrence of certain change in control events.

(4) Our total debt as of December 31, 2016, net of unamortized discounts and certain issuance costs totaling $35,671, was $3,163,807.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016

18

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Leverage Ratios:					
Total debt (book value) (1) / total gross assets (2)	34.6%	34.6%	39.0%	39.6%	38.0%
Total debt (book value) (1) / gross book value of real estate assets (3)	36.3%	36.3%	40.8%	41.3%	39.4%
Total debt (book value) (1) / total market capitalization (4)	36.5%	37.6%	42.9%	44.7%	43.4%
Secured debt (book value) (1) / total assets	0.0%	0.0%	0.0%	0.0%	0.0%
Variable rate debt (book value) (1) / total debt (book value) (1)	18.6%	17.6%	18.0%	18.0%	26.3%
Coverage Ratios:					
Adjusted EBITDA (5) (6) / interest expense	3.7x	5.1x	5.2x	4.5x	3.3x
Adjusted EBITDA (5) (6) / interest expense and preferred distributions	3.2x	4.5x	4.6x	4.0x	2.9x
Total debt (book value) (1) / annualized Adjusted EBITDA (5) (6)	5.8x	3.7x	4.1x	4.7x	6.6x
Public Debt Covenants:					
Total debt / adjusted total assets (7) - allowable maximum 60.0%	34.9%	35.0%	39.4%	40.0%	37.9%
Secured debt / adjusted total assets (7) - allowable maximum 40.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Consolidated income available for debt service (8) / debt service - required minimum 1.50x	4.99x	4.19x	4.27x	4.12x	3.50x
Total unencumbered assets (7) to unsecured debt - required minimum 150%	286.1%	285.7%	253.5%	249.8%	264.1%

(1) Debt amounts are net of unamortized discounts and certain issuance costs.

(2) Total gross assets is total assets plus accumulated depreciation.

(3) Gross book value of real estate assets is real estate properties at cost, before purchase price allocations, less impairment writedowns, if any.

(4) Total market capitalization is total debt plus the market value of our common and preferred shares at the end of each period.

(5) See page 22 for the calculation of EBITDA and Adjusted EBITDA, and a reconciliation of these amounts to net income (loss) determined in accordance with GAAP.

(6) Adjusted EBITDA for the three months ended December 31, 2016 and 2015 includes $52,407 and $62,263, respectively, of business management incentive fee expense.

(7) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges.

(8) Consolidated income available for debt service for the three months ended December 31, 2016 includes the reversal of $3,865 of previously accrued business management incentive fee expense. Consolidated income available for debt service for the three months ended September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015 includes $25,036, $25,920, $5,316 and $44,880, respectively, of business management incentive fee expense.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
19

FF&E RESERVE ESCROWS

FF&E RESERVE ESCROWS (1)

(dollars in thousands)

	As of and For the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
FF&E reserves (beginning of period)	$ 60,606	$ 61,419	$ 55,891	$ 51,211	$ 44,296
Manager deposits	19,681	20,050	19,603	15,542	17,607
HPT fundings (2):					
Marriott No. 1	534	1,109	715	441	794
Marriott No. 234	950	—	—	—	—
Hotel improvements	(21,315)	(21,972)	(14,790)	(11,303)	(11,486)
FF&E reserves (end of period)	$ 60,456	$ 60,606	$ 61,419	$ 55,891	$ 51,211

(1) Most of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund FF&E reserves. For hotels under renovation or recently renovated, this requirement may be deferred for a period. Our management agreement with Wyndham Hotel Group, or Wyndham, requires FF&E reserve deposits subject to available cash flows, as defined in our Wyndham agreement. Our Sonesta agreement and our lease agreement with Morgans Hotel Group, or Morgans, do not require FF&E reserve deposits. We own all the FF&E reserve escrows for our hotels.

(2) Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us. The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual annual minimum returns or rents generally increase by a percentage of the amounts we fund.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
20

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2016

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2016

(dollars in thousands)

ACQUISITIONS:

Date Acquired	Properties	Brand	Location	Number of Rooms / Suites	Operating Agreement	Purchase Price (1)	Average Purchase Price per Room / Suite
2/1/2016	1	Sonesta ES Suites	Cleveland, OH	158	Sonesta	$ 7,200	$ 46
2/1/2016	1	Sonesta ES Suites	Westlake, OH	104	Sonesta	$ 4,800	$ 46
3/16/2016	1	Kimpton Hotel Monaco	Portland, OR	221	InterContinental	$ 114,000	$ 516
3/31/2016	1	TravelCenters of America	Hillsboro, TX	N/A	TA No. 4	$ 19,683	N/A
6/22/2016	1	Petro Stopping Centers	Brazil, IN	N/A	TA No. 3	$ 10,682	N/A
6/22/2016	1	Petro Stopping Centers	Remington, IN	N/A	TA No. 1	$ 13,194	N/A
6/30/2016	1	Petro Stopping Centers	Wilmington, IL	N/A	TA No. 2	$ 22,297	N/A
9/14/2016	— (2)	TravelCenters of America	Holbrook, AZ	N/A	TA No. 4	$ 325	N/A
9/30/2016	1	TravelCenters of America	Caryville, TN	N/A	TA No. 2	$ 16,557	N/A
12/5/2016	1	Sonesta	Milpitas, CA	236	Sonesta	$ 46,000	$ 195
2/1/2017	1	Kimpton Hotel Allegro	Chicago, IL	483	InterContinental	$ 85,494	$ 177
Total / Weighted Average	10			1,202		$ 340,232	214

(1) Represents cash purchase price and excludes acquisition related costs.

(2) Represents our acquisition of a land parcel adjacent to one of our travel centers.

DISPOSITIONS:

There were no property dispositions since January 1, 2016.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
21

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA (1)

(in thousands)

		For the Three Months Ended					For the Year Ended December 31,	
		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	2016	2015
Net income (loss)		$ 63,186	$ 51,812	$ 56,061	$ 52,051	$ (19,494)	$ 223,110	$ 166,418
Add:	Interest expense	37,349	41,280	41,698	41,586	36,980	161,913	144,898
	Income tax expense	537	948	2,160	375	121	4,020	1,566
	Depreciation and amortization	91,150	90,139	88,782	87,271	85,964	357,342	329,776
EBITDA		192,222	184,179	188,701	181,283	103,571	746,385	642,658
Add (Less):	Acquisition related costs (2)	482	156	117	612	389	1,367	2,375
	General and administrative expense paid in common shares (3)	557	985	870	422	379	2,834	4,105
	Estimated business management incentive fee (4)	(56,272)	25,036	25,920	5,316	(17,383)	—	—
	Loss on distribution to common shareholders of RMR common stock (5)	—	—	—	—	36,773	—	36,773
	Loss on early extinguishment of debt (6)	—	158	—	70	—	228	—
	Gain on sale of real estate (7)	—	—	—	—	—	—	(11,015)
Adjusted EBITDA		$ 136,989	$ 210,514	$ 215,608	$ 187,703	$ 123,729	$ 750,814	$ 674,896

(1) Please see page 24 for definitions of EBITDA and Adjusted EBITDA and a description of why we believe the presentation of these measures provide useful information to investors.

(2) Represents costs associated with our acquisition activities.

(3) Amounts represent the portion of business management fees that were payable in our common shares as well as equity compensation awarded to our trustees, our officers and certain employees of RMR's operating subsidiary, RMR LLC. Effective June 1, 2015, all business management fees are paid in cash.

(4) Incentive fees under our business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include these amounts in the calculation of Adjusted EBITDA until the fourth quarter, which is when the actual business management incentive fee expense amount for the year, if any, is determined. Adjusted EBITDA includes business management incentive fee expense of $52,407 and $62,263 for both the three months and years ended December 31, 2016 and 2015, respectively. Business management incentive fees for 2016 and 2015 were paid in cash in January 2017 and 2016, respectively.

(5) We recorded a $36,773 non-cash loss on the distribution to common shareholders of RMR common stock to our shareholders in the fourth quarter of 2015 as a result of the closing price of RMR common stock being lower than our carrying amount per share on December 14, 2015, the day we distributed RMR common stock to our shareholders.

(6) We recorded losses of $228 on early extinguishment of debt in the year ended December 31, 2016, in connection with the redemptions of certain senior unsecured notes.

(7) We recorded an $11,015 gain on sale of real estate in the year ended December 31, 2015, in connection with the sale of five travel centers.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
22

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS (1)

(dollar amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended December 31,	
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	2016	2015
Net income (loss) available for common shareholders	$ 58,020	$ 46,646	$ 50,895	$ 46,885	$ (24,660)	$ 202,446	$ 145,754
Add (Less): Depreciation and amortization	91,150	90,139	88,782	87,271	85,964	357,342	329,776
Gain on sale of real estate (2)	—	—	—	—	—	—	(11,015)
FFO available for common shareholders	149,170	136,785	139,677	134,156	61,304	559,788	464,515
Add (Less): Acquisition related costs (3)	482	156	117	612	389	1,367	2,375
Estimated business management incentive fees (4)	(56,272)	25,036	25,920	5,316	(17,383)	—	—
Loss on distribution to common shareholders of RMR common stock (5)	—	—	—	—	36,773	—	36,773
Loss on early extinguishment of debt (6)	—	158	—	70	—	228	—
Normalized FFO available for common shareholders	$ 93,380	$ 162,135	$ 165,714	$ 140,154	$ 81,083	$ 561,383	$ 503,663
Weighted average shares outstanding (basic)	164,120	157,217	151,408	151,402	151,400	156,062	150,709
Weighted average shares outstanding (diluted)	164,128	157,263	151,442	151,415	151,400	156,088	151,002
Basic and diluted per share common share amounts:							
Net income (loss) available for common shareholders	$ 0.35	$ 0.30	$ 0.34	$ 0.31	$ (0.16)	$ 1.30	$ 0.97
FFO available for common shareholders	$ 0.91	$ 0.87	$ 0.92	$ 0.89	$ 0.40	$ 3.59	$ 3.08
Normalized FFO available for common shareholders	$ 0.57	$ 1.03	$ 1.09	$ 0.93	$ 0.54	$ 3.60	$ 3.34

(1) Please see page 24 for definitions of FFO and Normalized FFO available for common shareholders, a description of why we believe the presentation of these measures provides useful information to investors regarding our financial condition and results of operations and a description of how we use these measures.

(2) We recorded an $11,015 gain on sale of real estate in the year ended December 31, 2015 in connection with the sale of five travel centers.

(3) Represents costs associated with our acquisition activities.

(4) Incentive fees under our business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include these amounts in the calculation of Normalized FFO available for common shareholders until the fourth quarter, which is when the actual business management incentive fee expense amount for the year, if any, is determined. Normalized FFO available for common shareholders includes business management incentive fee expense of $52,407 and $62,263 for both the three months and years ended December 31, 2016 and 2015, respectively. Business management incentive fees for 2016 and 2015 were paid in cash in January 2017 and 2016, respectively.

(5) We recorded a $36,773 non-cash loss on the distribution of RMR common stock to our shareholders in the fourth quarter of 2015 as a result of the closing price of RMR common stock being lower than our carrying amount per share on December 14, 2015, the day we distributed RMR common stock to our shareholders.

(6) We recorded losses of $228 on early extinguishment of debt in the year ended December 31, 2016, in connection with the redemptions of certain senior unsecured notes.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
23

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 NON-GAA P FINANCIA L MEASURES DEFINITION S 24 Non-GAAP Financial Measures Definitions Definition of EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 22. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income (loss), net income (loss) available for common shareholders and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. In calculating Adjusted EBITDA, we include business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders or operating income as an indicator of operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in our consolidated statements of income (loss). Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than we do. Definition of FFO and Normalized FFO We calculate FFO available for common shareholders and Normalized FFO available for common shareholders as shown on page 23. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss) available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO available for common shareholders differs from NAREIT's definition of FFO available for common shareholders because we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year, and we exclude acquisition related costs, loss on distribution to common shareholders of RMR common stock and loss on early extinguishment of debt. We consider FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss), net income (loss) available for common shareholders and operating income (loss). We believe that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of our operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) available for common shareholders or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in our consolidated statements of income (loss). Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than we do.

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 OPERATING AGREEMENTS AND PORTFOLIO INFORMATION Wyndham Atlanta Galleria, Atlanta, GA Operator: Wyndham Hotel Group Guest Rooms: 296 Holiday Inn Atlanta Airport South, College Park, GA Operator: InterContinental Hotels Group Guest Rooms: 190

PORTFOLIO BY OPERATING AGREEMENT AND MANAGER

PORTFOLIO BY OPERATING AGREEMENT AND MANAGER

As of December 31, 2016

(dollars in thousands)

By Operating Agreement [(1)]:	Number of Properties	Percent of Total Number of Properties	Number of Rooms / Suites	Percent of Total Number of Rooms / Suites	Investment [(2)]	Percent of Total Investment	Investment Per Room / Suite	Annual Minimum Return / Rent [(3)]	Percent of Total Annual Minimum Return / Rent
Marriott (no. 1)	53	11%	7,610	16%	$ 691,298	9%	$ 91	$ 68,636	9%
Marriott (no. 234)	68	13%	9,120	20%	1,001,389	11%	110	106,360	13%
Marriott (no. 5)	1	0%	356	0%	90,078	1%	253	10,116	1%
Subtotal / Average Marriott	122	24%	17,086	36%	1,782,765	21%	104	185,112	23%
InterContinental	94	19%	14,403	31%	1,695,778	19%	118	161,789	21%
Sonesta	34	7%	6,329	14%	1,196,797	13%	189	90,171	11%
Wyndham	22	4%	3,579	8%	386,758	4%	108	28,404	4%
Hyatt	22	4%	2,724	6%	301,942	3%	111	22,037	3%
Carlson	11	2%	2,090	4%	209,895	2%	100	12,920	2%
Morgans	1	0%	372	1%	120,000	1%	323	7,595	1%
Subtotal / Average Hotels	306	60%	46,583	100%	5,693,935	63%	122	508,028	65%
TA (No. 1)	40	8%	N/A	N/A	661,417	7%	N/A	51,435	6%
TA (No. 2)	40	8%	N/A	N/A	665,127	7%	N/A	52,327	7%
TA (No. 3)	39	8%	N/A	N/A	620,240	7%	N/A	52,665	7%
TA (No. 4)	39	8%	N/A	N/A	568,098	6%	N/A	50,117	6%
TA (No. 5)	40	8%	N/A	N/A	862,697	10%	N/A	67,573	9%
Subtotal / Average TA	198	40%	N/A	N/A	3,377,579	37%	N/A	274,117	35%
Total / Average	504	100%	46,583	100%	$ 9,071,514	100%	$ 122	$ 782,145	100%

(1) See pages 28 through 30 for additional information regarding each of our operating agreements.

(2) Represents historical cost of our properties plus capital improvements funded by us less impairment writedowns, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations.

(3) Each of our management agreements or leases provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees or security deposits as more fully described on pages 28 through 30. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to recognize rental income on a straight line basis in accordance with GAAP.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
26

PORTFOLIO BY BRAND

PORTFOLIO BY BRAND

As of December 31, 2016
(dollars in thousands)

Brand	Manager	Number of Properties	Percent of Total Number of Properties	Number of Rooms /	Percent of Total Number of Rooms /	Investment (1)	Percent of Total Investment	Investment Per Room / Suite
Courtyard by Marriott®	Marriott	71	14%	10,265	22%	$ 976,632	12%	$ 95
Candlewood Suites®	InterContinental	61	12%	7,553	16%	586,488	7%	78
Residence Inn by Marriott®	Marriott	35	7%	4,488	10%	539,364	6%	120
Royal Sonesta Hotels®	Sonesta	4	1%	1,571	3%	474,598	5%	302
Sonesta ES Suites®	Sonesta	25	5%	3,077	7%	441,130	5%	143
Crowne Plaza®	InterContinental	7	1%	2,711	6%	372,974	4%	138
Staybridge Suites®	InterContinental	19	4%	2,364	5%	331,329	4%	140
Hyatt Place®	Hyatt	22	4%	2,724	6%	301,942	3%	111
Wyndham Hotels and Resorts® and Wyndham Grand®	Wyndham	6	1%	1,823	4%	285,299	3%	156
Sonesta Hotels & Resorts®	Sonesta	5	1%	1,681	3%	281,069	3%	167
InterContinental Hotels and Resorts®	InterContinental	3	1%	800	2%	217,981	2%	272
Marriott Hotels and Resorts®	Marriott	2	1%	748	2%	131,141	2%	175
The Clift Hotel®	Morgans	1	0%	372	1%	120,000	1%	323
Radisson® Hotels & Resorts	Carlson	5	1%	1,128	2%	119,630	1%	106
Kimpton® Hotels & Restaurants	InterContinental	1	0%	221	0%	114,000	1%	516
TownePlace Suites by Marriott®	Marriott	12	2%	1,321	2%	111,037	1%	84
Hawthorn Suites®	Wyndham	16	3%	1,756	4%	101,459	1%	58
Country Inns & Suites by Carlson®	Carlson	5	1%	753	2%	78,528	1%	104
Holiday Inn®	InterContinental	3	1%	754	2%	73,006	1%	97
SpringHill Suites by Marriott®	Marriott	2	0%	264	1%	24,591	0%	93
Park Plaza® Hotels & Resorts	Carlson	1	0%	209	0%	11,737	0%	56
TravelCenters of America®	TA	149	30%	0	N/A	2,358,729	26%	N/A
Petro Stopping Centers®	TA	49	10%	0	N/A	1,018,850	11%	N/A
Total / Average		504	100%	46,583	100%	$ 9,071,514	100%	$ 122

(1) Represents historical cost of properties plus capital improvements funded by us less impairment writedowns, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
27

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 OPER ATING AGREEMENT INFORM ATIO N 28 Marriott No. 1- We lease 53 Courtyard by Marriott® branded hotels in 24 states to one of our taxable REIT subsidiaries, or TRSs. The hotels are managed by a subsidiary of Marriott International, Inc., or Marriott, under a combination management agreement which expires in 2024; Marriott has two renewal options for 12 years each for all, but not less than all, of the hotels. We have no security deposit or guaranty from Marriott for these 53 hotels. Accordingly, payment by Marriott of the minimum return due to us under this management agreement is limited to available hotel cash flows after payment of operating expenses and funding of the FF&E reserve. In addition to our minimum return, this agreement provides for payment to us of 50% of available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return and payment of certain management fees. Marriott No. 234- We lease 68 of our Marriott branded hotels (one full service Marriott®, 35 Residence Inn by Marriott®, 18 Courtyard by Marriott®, 12 TownePlace Suites by Marriott® and two SpringHill Suites by Marriott® hotels) in 22 states to one of our TRSs. The hotels are managed by subsidiaries of Marriott under a combination management agreement which expires in 2025; Marriott has two renewal options for 10 years each for all, but not less than all, of the hotels. We originally held a security deposit of $64,700 under this agreement to cover payment shortfalls of our minimum return. As of December 31, 2016, the available balance of this security deposit was $16,480. This security deposit may be replenished from a share of future cash flows from these hotels in excess of our minimum return and certain management fees. Marriott has also provided us with a $40,000 limited guaranty to cover payment shortfalls up to 90% of our minimum return after the available security deposit balance has been depleted, which expires in 2019. As of December 31, 2016, the available Marriott guaranty was $30,672. In addition to our minimum return, this agreement provides for payment to us of 62.5% of excess cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return, payment of certain management fees and replenishment of the security deposit. This additional return amount is not guaranteed or secured by the security deposit. Marriott No. 5- We lease one Marriott® branded hotel in Kauai, HI to a subsidiary of Marriott under a lease that expires in 2019. Marriott has four renewal options for 15 years each. On August 31, 2016, Marriott notified us that it will not exercise its renewal option at the expiration of the current lease term ending on December 31, 2019. This lease is guaranteed by Marriott and provides for increases in the annual minimum rent payable to us based on changes in the consumer price index. InterContinental- We lease 93 InterContinental branded hotels (19 Staybridge Suites®, 61 Candlewood Suites®, two InterContinental®, seven Crowne Plaza®, three Holiday Inn® and one Kimpton® Hotels & Restaurants) in 28 states in the U.S. and Ontario, Canada to one of our TRSs. These 93 hotels are managed by subsidiaries of InterContinental under a combination management agreement. We lease one additional InterContinental® branded hotel in Puerto Rico to a subsidiary of InterContinental. The annual minimum return amount presented in the table on page 26 includes $7,904 of minimum rent related to the leased Puerto Rico hotel. The management agreement and the lease expire in 2036; InterContinental has two renewal options for 15 years each for all, but not less than all, of the hotels. As of December 31, 2016, we held a security deposit of $72,747 under this agreement to cover payment shortfalls of our minimum return. This security deposit may be replenished and increased up to $100,000 from future cash flows from these hotels in excess of our minimum return and certain management fees. Under this agreement, InterContinental is required to maintain a minimum security deposit of $37,000. In addition to our minimum return, this management agreement provides for an annual additional return payment to us of $12,067 to the extent of available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, if any, payment of our minimum return, payment of certain management fees and replenishment and expansion of the security deposit. In addition, the agreement provides for payment to us of 50% of the available cash flows after payment to us of the annual additional return amount. These additional return amounts are not guaranteed or secured by the security deposit we hold. OPERATING AGREEMENT INFORMATION As of December 31, 2016 (dollars in thousands)

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 OPER ATING AGREEMENT INFORM ATIO N 29 Sonesta- We lease our 34 Sonesta branded hotels (four Royal Sonesta Hotels®, five Sonesta Hotels & Resorts® and 25 Sonesta ES Suites® hotels) in 19 states to one of our TRSs. The hotels are managed by Sonesta under a combination management agreement which expires in 2037; Sonesta has two renewal options for 15 years each for all, but not less than all, of the hotels. We have no security deposit or guaranty from Sonesta. Accordingly, payment by Sonesta of the minimum return due to us under this management agreement is limited to available hotel cash flows after the payment of operating expenses, including certain management fees, and we are financially responsible for operating cash flows deficits, if any. In addition to our minimum return, this management agreement provides for payment to us of 80% of available cash flows after payment of hotel operating expenses, management fees to Sonesta, our minimum return, an imputed FF&E reserve to us and reimbursement of operating loss or working capital advances, if any. Wyndham- We lease our 22 Wyndham branded hotels (six Wyndham Hotels and Resorts® and 16 Hawthorn Suites® hotels) in 14 states to one of our TRSs. The hotels are managed by a subsidiary of Wyndham under a combination management agreement which expires in 2038; Wyndham has two renewal options for 15 years each for all, but not less than all, of the hotels. We also lease 48 vacation units in one of the hotels to Wyndham Vacation Resorts, Inc., or Wyndham Vacation, under a lease that expires in 2037; Wyndham Vacation has two renewal options for 15 years each for all, but not less than all, of the vacation units. The lease is guaranteed by Wyndham and provides for rent increases of 3% per annum. The annual minimum return amount presented in the table on page 26 includes $1,407 of minimum rent related to the Wyndham Vacation lease. We have a guaranty of $35,656 under this agreement to cover payment shortfalls of our minimum return, subject to an annual payment limit of $17,828. This guaranty expires in 2020. As of December 31, 2016, the available Wyndham guaranty was $1,090. In addition to our minimum return, this management agreement provides for payment to us of 50% of available cash flows after payment of hotel operating expenses, payment of our minimum return, funding of the FF&E reserve, if any, payment of certain management fees and reimbursement of any Wyndham guaranty advances. This additional return amount is not guaranteed. Hyatt- We lease our 22 Hyatt Place® branded hotels in 14 states to one of our TRSs. The hotels are managed by a subsidiary of Hyatt Hotels Corporation, or Hyatt, under a combination management agreement that expires in 2030; Hyatt has two renewal options for 15 years each for all, but not less than all, of the hotels. We originally had a guaranty of $50,000 under this agreement to cover payment shortfalls of our minimum return. As of December 31, 2016, the available Hyatt guaranty was $18,309. The guaranty is limited in amount but does not expire in time and may be replenished from a share of future cash flows from the hotels in excess of our minimum return. In addition to our minimum return, this management agreement provides for payment to us of 50% of available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return and reimbursement to Hyatt of working capital and guaranty advances, if any. This additional return is not guaranteed. Carlson- We lease our 11 Carlson Hotels Worldwide, or Carlson, branded hotels (five Radisson® Hotels & Resorts, one Park Plaza® Hotels & Resorts and five Country Inns & Suites® hotels) in seven states to one of our TRSs. The hotels are managed by a subsidiary of Carlson under a combination management agreement that expires in 2030; Carlson has two renewal options for 15 years each for all, but not less than all, of the hotels. We originally had a limited guaranty of $40,000 under this agreement to cover payment shortfalls of our minimum return. As of December 31, 2016, the available Carlson guaranty was $28,829. The guaranty is limited in amount but does not expire in time and may be replenished from a share of future cash flows from the hotels in excess of our minimum return. In addition to our minimum return, this management agreement provides for payment to us of 50% of available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return and reimbursement to Carlson of working capital and guaranty advances, if any. This additional return is not guaranteed. OPERATING AGREEMENT INFORMATION As of December 31, 2016 (dollars in thousands)

Hospitality Properties Trust Supplemental Operating and Financial Data, December 31, 2016 OPER ATING AGREEMENT INFORM ATIO N 30 Morgans- We historically leased The Clift Hotel in San Francisco, California to a subsidiary of Morgans. By its terms this historical lease expired in 2103 and required annual rent to us of $7,595, which amount was scheduled to increase on October 14, 2019 and every five years thereafter based upon consumer price index increases of no less than 10% and no more than 20% at the time of each increase. Although this historical lease would have qualified as a direct financing lease under GAAP, we recognized the rental income we received from Morgans on a cash basis because of uncertainty regarding our collection of future rent increases. In December 2016, we notified Morgans that the closing of its merger with SBE Entertainment Group, LLC, or SBE, without our consent was a breach of its lease obligations and shortly thereafter we commenced an unlawful detainer action in the California State courts to compel Morgans and SBE to surrender possession of this hotel to us. We are currently pursuing this litigation and simultaneously having discussions with Morgans and SBE regarding this hotel. The outcome of this pending litigation and our discussions with Morgans and SBE is not assured, but we believe Morgans may surrender to us possession of this hotel or that the court will determine that Morgans and SBE have breached the historical lease. We also believe that this hotel may require substantial capital investment to remain competitive in its market. The continuation of our dispute with Morgans and SBE is causing us to incur legal fees. Despite the continuation of this dispute, Morgans has paid the rents due to us in January and February 2017; however we believe that we may suffer some loss of future rent from this hotel, at least until this hotel is renovated and properly operated. TA No. 1- We lease 40 travel centers (36 TravelCenters of America® branded travel centers and four Petro Stopping Centers® branded travel centers) in 29 states to a subsidiary of TA under a lease that expires in 2029; TA has two renewal options for 15 years each for all, but not less than all, of these travel centers.  In addition to the payment of our minimum rent, beginning in 2016, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). TA’s previously deferred rent of $27,421 is due at the expiration of the initial term of this lease. This lease is guaranteed by TA.  TA No. 2- We lease 40 travel centers (38 TravelCenters of America® branded travel centers and two Petro Stopping Centers® branded travel centers) in 27 states to a subsidiary of TA under a lease that expires in 2028; TA has two renewal options for 15 years each for all, but not less than all, of these travel centers.  In addition to the payment of our minimum rent, beginning in 2016, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). TA’s previously deferred rent of $29,107 is due at the expiration of the initial term of this lease. This lease is guaranteed by TA.  TA No. 3- We lease 39 travel centers (38 TravelCenters of America® branded travel centers and one Petro Stopping Centers® branded travel center) in 29 states to a subsidiary of TA under a lease that expires in 2026; TA has two renewal options for 15 years each for all, but not less than all, of these travel centers.  In addition to the payment of our minimum rent, beginning in 2016, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). TA’s previously deferred rent of $29,324 is due at the expiration of the initial term of this lease. This lease is guaranteed by TA.  TA No. 4- We lease 39 travel centers (37 TravelCenters of America® branded travel centers and two Petro Stopping Centers® branded travel centers) in 28 states to a subsidiary of TA under a lease that expires in 2030; TA has two renewal options for 15 years each for all, but not less than all, of these travel centers.  In addition to the payment of our minimum rent, beginning in 2016, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). TA’s previously deferred rent of $21,233 is due at the expiration of the initial term of this lease. This lease is guaranteed by TA.  TA No. 5- We lease 40 Petro Stopping Centers® branded travel centers in 25 states to a subsidiary of TA under a lease that expires in 2032; TA has two renewal options for 15 years each for all, but not less than all, of these travel centers.  In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2012 non-fuel revenues). We have waived an aggregate of $2,500 of percentage rent as of December 31, 2016, the full amount we previously agreed to waive under the TA No. 5 lease. TA’s previously deferred rent of $42,915 is due on June 30, 2024. This lease is guaranteed by TA.  OPERATING AGREEMENT INFORMATION As of December 31, 2016 (dollars in thousands)

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT AND MANAGER

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT AND MANAGER

	No. of Hotels	No. of Rooms / Suites	For the Three Months Ended December 31, 2016	2015	Change	For the Year Ended December 31, 2016	2015	Change
ADR								
Marriott (no. 1)	53	7,610	$ 126.04	$ 123.69	1.9%	$ 131.72	$ 127.86	3.0%
Marriott (no. 234)	68	9,120	126.99	123.69	2.7%	129.78	126.60	2.5%
Marriott (no. 5)	1	356	248.14	239.46	3.6%	252.03	239.62	5.2%
Subtotal / Average Marriott	122	17,086	129.51	126.48	2.4%	133.58	129.85	2.9%
InterContinental (1)	94	14,403	113.02	110.80	2.0%	115.47	111.50	3.6%
Sonesta (1)	34	6,329	139.89	138.05	1.3%	144.57	140.78	2.7%
Wyndham	22	3,579	98.25	99.28	(1.0%)	98.97	98.12	0.9%
Hyatt	22	2,724	105.35	102.35	2.9%	108.71	106.09	2.5%
Carlson	11	2,090	101.16	101.26	(0.1%)	109.34	107.29	1.9%
Morgans	1	372	258.04	262.24	(1.6%)	267.13	268.98	(0.7%)
All Hotels Total / Average	306	46,583	$ 121.39	$ 119.34	1.7%	$ 125.01	$ 121.65	2.8%
OCCUPANCY								
Marriott (no. 1)	53	7,610	64.3%	66.5%	(2.2) pts	70.2%	71.0%	(0.8) pts
Marriott (no. 234)	68	9,120	71.2%	72.0%	(0.8) pts	76.1%	75.4%	0.7 pts
Marriott (no. 5)	1	356	79.0%	80.6%	(1.6) pts	86.2%	84.8%	1.4 pts
Subtotal / Average Marriott	122	17,086	68.3%	69.7%	(1.4) pts	73.7%	73.6%	0.1 pts
InterContinental (1)	94	14,403	76.3%	77.7%	(1.4) pts	81.5%	82.3%	(0.8) pts
Sonesta (1)	34	6,329	60.8%	60.3%	0.5 pts	66.5%	67.2%	(0.7) pts
Wyndham	22	3,579	65.1%	63.9%	1.2 pts	71.7%	70.1%	1.6 pts
Hyatt	22	2,724	74.7%	77.3%	(2.6) pts	80.3%	79.3%	1.0 pts
Carlson	11	2,090	68.7%	68.4%	0.3 pts	72.4%	73.4%	(1.0) pts
Morgans	1	372	81.8%	87.5%	(5.7) pts	91.1%	91.3%	(0.2) pts
All Hotels Total / Average	306	46,583	70.0%	71.0%	(1.0) pts	75.4%	75.6%	(0.2) pts
RevPAR								
Marriott (no. 1)	53	7,610	$ 81.04	$ 82.25	(1.5%)	$ 92.47	$ 90.78	1.9%
Marriott (no. 234)	68	9,120	90.42	89.06	1.5%	98.76	95.46	3.5%
Marriott (no. 5)	1	356	196.03	193.00	1.6%	217.25	203.20	6.9%
Subtotal / Average Marriott	122	17,086	88.46	88.16	0.3%	98.45	95.57	3.0%
InterContinental (1)	94	14,403	86.23	86.09	0.2%	94.11	91.76	2.6%
Sonesta (1)	34	6,329	85.05	83.24	2.2%	96.14	94.60	1.6%
Wyndham	22	3,579	63.96	63.44	0.8%	70.96	68.78	3.2%
Hyatt	22	2,724	78.70	79.12	(0.5%)	87.29	84.13	3.8%
Carlson	11	2,090	69.50	69.26	0.3%	79.16	78.75	0.5%
Morgans	1	372	211.08	229.46	(8.0%)	243.36	245.58	(0.9%)
All Hotels Total / Average	306	46,583	$ 84.97	$ 84.73	0.3%	$ 94.26	$ 91.97	2.5%

(1) Operating data includes data for periods prior to our ownership of certain hotels.

"ADR" is average daily rate; "RevPAR" is room revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
31

COVERAGE BY OPERATING AGREEMENT AND MANAGER

COVERAGE BY OPERATING AGREEMENT AND MANAGER (1)

Operating Agreement	Number of Properties	For the Twelve Months Ended 12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Marriott (no. 1)	53	1.37x	1.39x	1.38x	1.35x	1.33x
Marriott (no. 234)	68	1.14x	1.13x	1.13x	1.11x	1.08x
Marriott (no. 5)	1	0.74x	0.73x	0.62x	0.63x	0.55x
Subtotal Marriott	122	1.20x	1.21x	1.19x	1.17x	1.14x
InterContinental	94	1.21x	1.22x	1.20x	1.19x	1.19x
Sonesta	34	0.70x	0.74x	0.69x	0.69x	0.70x
Wyndham	22	0.90x	0.94x	0.92x	0.89x	0.91x
Hyatt	22	1.16x	1.17x	1.18x	1.16x	1.12x
Carlson	11	1.29x	1.27x	1.23x	1.23x	1.32x
Morgans	1	1.01x	1.07x	1.20x	1.18x	1.18x
Subtotal Hotels	306	1.10x	1.11x	1.09x	1.08x	1.08x
TA (No. 1)	40	1.64x	1.68x	1.65x	1.65x	1.73x
TA (No. 2)	40	1.52x	1.53x	1.53x	1.56x	1.75x
TA (No. 3)	39	1.57x	1.58x	1.55x	1.59x	1.74x
TA (No. 4)	39	1.55x	1.56x	1.56x	1.60x	1.76x
TA (No. 5)	40	1.58x	1.59x	1.59x	1.59x	1.71x
Subtotal TA	198	1.57x	1.59x	1.58x	1.60x	1.74x
Total	504	1.26x	1.28x	1.26x	1.26x	1.30x

Operating Agreement	Number of Properties	For the Three Months Ended 12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Marriott (no. 1)	53	1.01x	1.59x	1.72x	1.16x	1.07x
Marriott (no. 234)	68	0.95x	1.23x	1.33x	1.04x	0.94x
Marriott (no. 5)	1	0.66x	0.89x	0.48x	0.92x	0.64x
Subtotal Marriott	122	0.96x	1.34x	1.43x	1.08x	0.97x
InterContinental	94	1.04x	1.35x	1.34x	1.12x	1.08x
Sonesta	34	0.40x	0.89x	1.07x	0.44x	0.53x
Wyndham	22	0.67x	1.17x	1.38x	0.38x	0.82x
Hyatt	22	0.94x	1.12x	1.45x	1.14x	0.97x
Carlson	11	0.93x	1.72x	1.48x	1.04x	0.83x
Morgans	1	0.67x	1.13x	1.07x	1.16x	0.94x
Subtotal Hotels	306	0.86x	1.25x	1.33x	0.94x	0.92x
TA (No. 1)	40	1.56x	1.88x	1.71x	1.42x	1.71x
TA (No. 2)	40	1.51x	1.73x	1.57x	1.27x	1.54x
TA (No. 3)	39	1.47x	1.83x	1.63x	1.34x	1.53x
TA (No. 4)	39	1.46x	1.78x	1.60x	1.36x	1.51x
TA (No. 5)	40	1.56x	1.69x	1.66x	1.43x	1.60x
Subtotal TA	198	1.51x	1.78x	1.64x	1.37x	1.58x
Total	504	1.09x	1.43x	1.44x	1.09x	1.14x

(1) We define coverage as combined total property level revenues minus all property level expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments due to us (which data is provided to us by our managers or tenants), divided by the minimum return or minimum rent payments due to us. Coverage amounts for our Sonesta, InterContinental and TA Nos. 1, 2, 3 and 4 agreements include data for periods prior to our ownership of certain properties.

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

Hospitality Properties Trust
Supplemental Operating and Financial Data, December 31, 2016
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